Exhibit 23(b)

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

February 26, 2018

Denbury Resources Inc.
5320 Legacy Drive
Plano, Texas 75024

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our letter report dated January 31, 2018, regarding the proved reserves of Denbury Resources Inc., and to the inclusion of information taken from our reports entitled “Report as of December 31, 2017 on Reserves and Revenue of Certain Properties owned by Denbury Resources Inc. SEC Case,” “Report as of December 31, 2016 on Reserves and Revenue of Certain Properties owned by Denbury Resources Inc. SEC Case,” and “Report as of December 31, 2015 on Reserves and Revenue of Certain Properties owned by Denbury Resources Inc. SEC Case,” in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2017.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716